Exhibit 10.61

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made effective as of March 31, 2005 (the “Effective Date”) by and among James D. Matthews (“Buyer”) and American Tire Distributors Holdings, Inc., a Delaware corporation (the “Company”).

RECITALS

A. Buyer is an employee of the Company or a Subsidiary thereof, and desires to acquire an equity interest in the Company.

B. Buyer desires to purchase from the Company, and the Company desires to issue and sell to Buyer, 236 shares (the “Shares”) of the Company’s Series A Common Stock, $0.01 par value per share (the “Series A Stock”).

C. Buyer desires to grant certain rights to the Company and the Company desires to assume certain obligations with respect to the Shares.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual terms, conditions and other covenants and agreements set forth herein, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms used herein shall have the following meanings:

“Act” means the Securities Act of 1933, as amended.

“Agreement” is defined in the Preamble.

“Approved Sale” means a transaction or a series of related transactions which results in any person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) acquiring more than fifty percent (50%) of the economic beneficial interest in the equity securities or business of the Company (disregarding for this purpose any disparate voting rights attributable to the outstanding stock of the Company), whether pursuant to the sale of the stock, the sale of the assets, or a merger or consolidation (other than, in any case, a sale or transfer of stock by an Initial Stockholder or affiliate thereof to (i) another Initial Stockholder or affiliate thereof, or (ii) a non-U.S. entity with respect to which Investcorp S.A. or affiliate thereof has an administrative relationship with respect to shares of the Company).

“ATDH” means ATD Holdings Limited.

“Buyer” is defined in the Preamble.

“Cause” means that Buyer (i) has been convicted of a felony, or has entered a plea of guilty or nolo contendere to a felony; (ii) has committed an act of fraud or dishonesty which is injurious to the Company or any Subsidiary; (iii) has willfully and continually refused to perform his duties with the Company or any Subsidiary; or (iv) has engaged in misconduct that is materially injurious to the Company or any Subsidiary.

“Certificate of Incorporation” means the certificate of incorporation of the Company, as amended or restated from time to time.

“Closing Date” means March 31, 2005.

“Company” is defined in the Preamble.

“Cost” equals $211.50 per share (subject to adjustment pursuant to Section 10).

“Effective Date” is defined in the Preamble.

“Fair Market Value” means the value of a Share, as of the applicable determination date, determined pursuant to Section 4(b).

“Fiscal Year” means the fiscal year of the Company.

“Good Reason” means (i) a change in Buyer’s position or the assignment to Buyer of duties constituting a material diminution in Buyer’s position, duties or responsibilities compared with Buyer’s position, duties or responsibilities with the Company or any Subsidiary on the Effective Date; or (ii) a reduction of Buyer’s base salary as in effect from time to time.

“Initial Public Offering” means the sale of any of the common stock of the Company pursuant to a registration statement that has been declared effective under the Act, if as a result of such sale (i) the issuer becomes a reporting company under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and (ii) such stock is traded on the New York Stock Exchange or the American Stock Exchange, or is quoted on the NASDAQ National Market System or is traded or quoted on any other national stock exchange or national securities system.

“Initial Stockholder” means, collectively, ATDH and any other Cayman Islands domiciled entity with whom an affiliate of ATDH has an administrative relationship with respect to shares of the Company who became a shareholder of the Company as of the Closing Date and any transferees of ATDH or such shareholders who have such an administrative relationship prior to an Approved Sale or Initial Public Offering.

“Permitted Transferee” is defined in Section 3.

“Person” means and includes an individual, a partnership, a corporation, a limited liability company, a trust, a joint venture, an unincorporated organization and any governmental or regulatory body or agency or other authority.

“Purchase Price” is defined in Section 2.

“Repurchase Period” and “Repurchase Right” are defined in Section 4(a).

“Series A Stock” is defined in the Recitals.

“Shares” is defined in the Recitals.

“Subsidiary” means any joint venture, corporation, partnership, limited liability company or other entity as to which the Company, whether directly or indirectly, has more than fifty percent (50%) of the voting power or rights to capital or profits.

“Termination Date” means the date on which the Buyer ceases to be employed by the Company or any Subsidiary for any reason.

2. Purchase and Sale of Shares. Upon the terms and subject to the conditions of this Agreement, the Company hereby issues and sells to Buyer, and Buyer hereby purchases and accepts from the Company, the Shares in exchange for a purchase price of $211.50 per Share, or an aggregate of $49,914.00 (the “Purchase Price”). Buyer has delivered the Purchase Price to the Company. The Company has delivered to Buyer a stock certificate representing the Shares.

3. Restrictions on Transfers of Shares; Permitted Transferees. Subject to Section 4 hereof, prior to the earlier of (a) one hundred eighty (180) calendar days following an Initial Public Offering or (b) an Approved Sale, the Shares shall not be transferable or transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) except that Buyer may transfer the Shares (i) to his spouse, child, estate, personal representative, heir or successor or to a trust for the benefit of Buyer or his spouse, child or heir or to a partnership or limited liability company the partners or members of which consist solely of Buyer and/or his spouse, child, heir and/or successor (a “Permitted Transferee”), or (ii) as provided for in Sections 4 and 5 of the Certificate of Incorporation. This Agreement shall be binding on and enforceable against any person who is a Permitted Transferee of the Shares except a person who acquires the Shares pursuant to Section 4 or 5 of the Certificate of Incorporation or as part of the Initial Public Offering. The stock certificates issued to evidence the Shares shall bear a legend referring to this Agreement and the restrictions contained herein.

4. Repurchase of Shares.

(a) In the event that Buyer ceases to be employed by the Company for any reason prior to an Initial Public Offering or Approved Sale, the Company, during the sixty (60) calendar days following the Termination Date (the “Repurchase Period”), shall, subject to Section 4(d), have the right to purchase all or any portion of the Shares (the “Repurchase Right”). The purchase price for each Share purchased under this Section 4(a) shall equal Fair Market Value; provided, however, that, (i) if Buyer resigns without Good Reason prior to the first anniversary of the Effective Date or is terminated for Cause prior to the first anniversary of the Effective Date the purchase price for each Share shall equal Cost and (ii) if Buyer resigns without Good Reason after the first anniversary of the Effective Date but prior to the third anniversary of the Effective Date or is terminated for Cause at any time after the first anniversary of the Effective Date, the purchase price shall equal the lower of Fair Market Value or Cost. If the Company elects to purchase some or all of the Shares, it shall notify Buyer, and any Permitted Transferee thereof that then holds Shares, at or before the end of the Repurchase Period of such election and the purchase price for the Shares to be purchased shall be paid in cash to the Buyer, and/or his or her Permitted Transferee or Permitted Transferees, as the case may be, at a time set by the Company within thirty (30) calendar days after the end of the Repurchase Period, provided that Buyer, and any Permitted Transferee thereof that then holds Shares, has presented to the Company a stock certificate or certificates evidencing the Shares to be purchased (or an affidavit of loss with respect thereto) duly endorsed for transfer. If Buyer fails to deliver such stock certificate or certificates (or an affidavit of loss with respect thereto) duly endorsed for transfer, the Shares represented thereby shall be deemed to have been purchased upon (i) the payment by the Company of the purchase price for the purchased Shares to Buyer or his or her Permitted Transferee or Permitted Transferees or (ii) notice to Buyer or such Permitted Transferee or Permitted Transferees that the Company is holding the purchase price for the purchased Shares for the account of Buyer, and/or his or her Permitted Transferee or Permitted Transferees, as the case may be, and upon such payment or notice, Buyer, and/or his Permitted Transferee or Permitted Transferees, as the case may be, will have no further rights in or to such Shares. The Company may assign its rights under this Section 4(a) to ATDH or an affiliate of the Company. If Shares have been transferred by Buyer to a Permitted Transferee, any Shares purchased under this Section 4(a) shall be purchased from Buyer and any such Permitted Transferee on a pro rata basis. If, after Buyer ‘s termination, the Shares are not purchased pursuant to this Section 4(a), the restrictions on transfer thereof contained in this Agreement shall terminate and be of no further force and effect.

(b) The Fair Market Value of Shares to be purchased hereunder by the Company, ATDH or an affiliate of the Company, as the case may be, shall be determined in good faith by the Company’s Board of Directors as of the Termination Date, unless and to the extent Section 4(d) applies, in which case the determination will be as of the date of exercise of the Repurchase Right.

(c) The Buyer shall not be considered to have ceased to be employed by the Company for purposes of this Agreement if the Buyer continues to be employed by the Company or any affiliate thereof.

(d) In the event that, on the Termination Date, Buyer owns Shares that have not been owned by Buyer for a period of at least six (6) months, with respect to all such Shares, the Repurchase Period will not commence on the Termination Date but rather will commence on the first date on which all such Shares have been owned by Buyer for six (6) months and a day.

5. Representations of the Company. The Company represents and warrants to Buyer that the following statements are true, complete and correct as of the Effective Date:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and consummate the transactions contemplated by this Agreement.

(b) This Agreement constitutes a legal, valid and binding obligation of the Company and has been authorized and approved by all necessary corporate action.

(c) The Shares are duly and validly authorized and issued and fully paid and non-assessable.

Except for the representations and warranties expressly set forth in this Section 5, the Company is not making any other express or implied representations or warranties with respect to the Shares or the transactions contemplated by this Agreement.

6. Representations and Acknowledgments of Buyer.

(a) Buyer represents and warrants to the Company that the following statements are true, complete and correct as of the Effective Date:

(i) Buyer is acquiring the Shares for investment for his or her own account and without a view to further distribution of the Shares.

(ii) Buyer is an employee of the Company or a Subsidiary and has been given access to all information necessary to make an investment decision as to the Shares.

(iii) This Agreement constitutes a legal, valid and binding obligation of Buyer.

(b) Buyer hereby acknowledges to the Company as follows:

(i) The Shares are being transferred to Buyer without registration under the Act pursuant to exemptions from registration thereunder. Buyer cannot transfer the Shares except pursuant to an effective registration statement or an exemption from registration under the Act.

(ii) The Series A Stock is non-voting under the Certificate of Incorporation and is subject to the other terms of the Certificate of Incorporation. Buyer has had an opportunity to review a copy of the Certificate of Incorporation.

(iii) The stock certificate(s) representing the Shares shall bear such legends as are determined appropriate by the Company.

Except for the representations and warranties expressly set forth in this Section 6, Buyer is not making any other express or implied representations or warranties with respect to the Shares or the transactions contemplated by this Agreement.

7. Lock-Up Arrangements. If requested in writing by the underwriters for an underwritten public offering of common stock of the Company, Buyer shall agree not to sell or transfer any Shares (other than Shares being registered in such offering) without the consent of such underwriters for a period of at least (a) one hundred eighty (180) calendar days following the effective date of the registration statement relating to the Initial Public Offering, and (b) ninety (90) calendar days following the effective date of the registration statement relating to any other underwritten public offering.

8. Notices. All notices, requests, demands and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or by facsimile or sent by nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):

If to the Company to:

American Tire Distributors, Inc.

280 Park Avenue, 36th Floor

New York, New York 10017

Facsimile: (212) 329-6729

Attention: Donald Hardie

With a copy to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166-0193

Facsimile: (212) 351-4035

Attention: E. Michael Greaney, Esq.

If to Buyer to the address set forth below Buyer’s signature below.

9. Amendments and Waivers. This Agreement may be amended, and any provision hereof may be waived, only by a writing signed by each of the parties hereto.

10. Recapitalizations, Exchanges, Etc. Affecting Shares; Adjustment of Cost.

(a) The provisions of this Agreement shall apply to any and all shares of capital stock of the Company or any successor or assign of the Company that may be issued in respect of, in exchange for, or in substitution of, the Shares by reason of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise, other than an Approved Sale. Nothing herein shall prohibit or restrict the Company from taking any corporate action or engaging in any corporation transaction of any kind, including, without limitation, any merger, consolidation, liquidation or sale of assets.

(b) In the event of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or similar event as a result of which Buyer holds a lesser or greater number of Shares and/or other securities, the Cost shall be appropriately adjusted as determined in good faith by the Board of Directors of the Company.

11. Separability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

12. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral discussions, agreements and understandings of any kind or nature.

13. Headings. The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

14. Counterparts. This Agreement may be executed by facsimile in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

15. Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement.

16. Remedies. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived.

17. Not An Employment Contract. Nothing in this Agreement or any other instrument executed pursuant hereto shall confer upon Buyer any right to continue in the employ of the Company or any Subsidiary or affiliate thereof or limit the right of the Company or any Subsidiary or affiliate thereof to terminate the employment of Buyer at any time with or without Cause.

18. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

19. Governing Law. All terms of and rights under this Agreement shall be governed by and construed in accordance with the internal law of the State of New York, without giving effect to principles of conflicts of law.

20. Expenses. Except as otherwise set forth herein, each party hereto shall bear its own expenses and taxes, if any, incurred with respect to the transactions contemplated herein.

[Signature Page Follows]

IN WITNESS WHEREOF, this Stock Purchase Agreement is made effective as of the Effective Date.

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

By:	/s/ Steven Puccinelli
Name:	Steven Puccinelli
Title:	President

BUYER:

/s/ James Matthews
Name: James D. Matthews

Address:

Facsimile: ( )

Accepted and agreed to for purposes of Section 4 only:

ATD HOLDINGS LIMITED

By:	/s/ Sydney J. Coleman
Name: The Director Ltd.
Title: Director